Exhibit 99.1


             The Neiman Marcus Group Reports First Quarter Earnings


     DALLAS--(BUSINESS WIRE)--Dec. 8, 2005--The Neiman Marcus Group, Inc. today reported financial results for the first quarter of fiscal year 2006. On October 6, 2005, the Company announced the completion of the acquisition of Neiman Marcus by an investor group led by Texas Pacific Group and Warburg Pincus LLC. The accompanying consolidated statements of earnings and related information present the Company's results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The results of operations have been prepared by comparing the mathematical combination of the Successor and Predecessor periods in the thirteen weeks ended October 29, 2005 to the thirteen weeks ended October 30, 2004. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison. For further information related to the Company's financial results, refer to the Company's Form 10-Q and other information available from the Securities and Exchange Commission.
     For the 13 weeks ended October 29, 2005, the Company reported total revenues of $976 million compared to $908 million in the prior year. Comparable revenues increased 8.4 percent. Operating earnings for the thirteen weeks ended October 29, 2005 were $104 million compared to $110 million for the first quarter of fiscal year 2005.
     The Neiman Marcus Group, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. Excluding the impact of certain items as described below under "Other Items", adjusted operating earnings were $140 million in the first quarter of fiscal year 2006 compared to $125 million in the first quarter of fiscal year 2005, which represents an increase of 12 percent. See the attached schedule of "Other Operating Data" for the reconciliation of adjusted operating earnings and the Company's statements regarding the use of this non-GAAP financial measure.

     Business Segments

     First quarter revenues for the Specialty Retail Stores segment, which consists of Neiman Marcus Stores and Bergdorf Goodman, were $807 million, compared to $737 million in the previous year, which represents an increase of
8.9 percent at Neiman Marcus Stores and 13.7 percent at Bergdorf Goodman. Comparable revenues for Neiman Marcus Stores increased 8.0 percent for the first quarter of fiscal year 2006. First quarter fiscal year 2006 operating earnings for the Specialty Retail Stores segment were $135 million, compared to $120 million in the first quarter of fiscal year 2005, which represents an increase of 13 percent.
     Neiman Marcus Direct, the Company's direct marketing operation, reported first quarter fiscal year 2006 revenues of $139 million, compared to $140 million in the previous year. On a comparable basis, excluding Chef's Catalog, revenues increased 10.4 percent in the first quarter of fiscal year 2006. Operating earnings for Neiman Marcus Direct were $15 million in the first quarter compared to $11 million in the prior year, which represents an increase of 29 percent.
     The Company's Other segment includes the operations of the Kate Spade and Laura Mercier brands.

     Other Items

     The Company sold its Chef's Catalog direct marketing business in November 2004. Comparable revenues have been adjusted to exclude the sales of Chef's Catalog prior to its disposition.
     As a result of the acquisition, the Company recorded the following charges in the first quarter of fiscal year 2006: transaction and other costs of approximately $23.5 million, costs related to various valuation adjustments of approximately $7.8 million and amortization of customer lists and favorable lease commitments of approximately $4.9 million.
     In connection with the sale of Chef's Catalog, the Company recorded a pre-tax loss of approximately $15.3 million in its first quarter of fiscal year 2005.

     A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus Group website at www.neimanmarcusgroup.com on Thursday, December 8, 2005 beginning at 2:00 p.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group website at www.neimanmarcusgroup.com.

     From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.
     The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States or escalation in the international war on terrorism; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, "luxuries"; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.
     These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.



                     THE NEIMAN MARCUS GROUP, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)

                                             October 29,  October 30,
(in thousands)                                  2005         2004
                                             ----------- -------------
                                             (Successor) (Predecessor)
ASSETS
------
Current assets:
   Cash and cash equivalents                 $  192,097  $    258,367
   Reserved cash                                134,734             -
   Accounts receivable, net of allowance         39,940       641,236
   Merchandise inventories                      978,796       881,266
   Other current assets                          97,540        72,429
                                             ----------- -------------
      Total current assets                    1,443,107     1,853,298
                                             ----------- -------------

Property and equipment, net                   1,114,363       776,665
Goodwill and intangibles, net                 4,307,731        71,514
Other assets                                    121,214        56,598
                                             ----------- -------------
Total assets                                 $6,986,415  $  2,758,075
                                             =========== =============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable                           $  347,810  $    293,344
  Accrued liabilities                           339,741       347,232
  Notes payable and current maturities of
   long-term liabilities                          5,700         4,200
  Senior notes due 2008                         134,734             -
  Borrowings under Credit Card Facility               -       225,000
                                             ----------- -------------
    Total current liabilities                   827,985       869,776
                                             ----------- -------------

Long-term liabilities:
  Asset-based revolving credit facility         150,000             -
  Notes and debentures                        3,295,565       249,762
  Deferred income taxes                       1,117,244        20,750
  Other long-term liabilities                   172,189       165,306
                                             ----------- -------------
    Total long-term liabilities               4,734,998       435,818
                                             ----------- -------------

Minority interest                                11,751        11,474

Total shareholders' equity                    1,411,681     1,441,007

                                             ----------- -------------
Total liabilities and shareholders' equity   $6,986,415  $  2,758,075
                                             =========== =============


                     THE NEIMAN MARCUS GROUP, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                              (UNAUDITED)

                               First Quarter             First Quarter
                                    2006                      2005
                    ------------------------------------ -------------
                      Four          Nine       Thirteen   Thirteen
                      weeks         weeks       weeks       weeks
                      ended         ended       ended       ended
                     Oct. 29,      Oct. 1,     Oct. 29,    Oct. 30,
(in thousands)         2005          2005        2005        2004
                    ----------- ------------- ---------- -------------
                    (Successor) (Predecessor) (Combined) (Predecessor)

Revenues             $ 324,790   $   651,648   $976,438   $   907,936
Cost of goods sold
 including buying
 and occupancy
 costs                 195,209       378,767    573,976       531,183
Selling, general
 and administrative
 expenses               79,200       161,035    240,235       227,104
Depreciation
 expense                 9,709        19,960     29,669        24,386
Amortization of
 customer lists          3,378             -      3,378             -
Amortization of
 favorable lease
 commitments             1,559             -      1,559             -
Transaction and
 other costs                 -        23,544     23,544             -
Loss on disposition
 of Chef's Catalog           -             -          -        15,348
                    ----------- ------------- ---------- -------------

Operating earnings      35,735        68,342    104,077       109,915

Interest (income)
 expense, net           17,285          (866)    16,419         4,037
                    ----------- ------------- ---------- -------------

Earnings before
 income taxes and
 minority interest      18,450        69,208     87,658       105,878

Income taxes             7,269        25,607     32,876        40,975
                    ----------- ------------- ---------- -------------

Earnings before
 minority interest      11,181        43,601     54,782        64,903

Minority interest
 in net (loss)
 earnings of
 subsidiaries             (332)          553        221          (787)
                    ----------- ------------- ---------- -------------

Net earnings         $  10,849   $    44,154   $ 55,003   $    64,116
                    =========== ============= ========== =============


                     THE NEIMAN MARCUS GROUP, INC.
                         OTHER OPERATING DATA
                              (UNAUDITED)

SEGMENTS:                      First Quarter             First Quarter
                                    2006                      2005
                    ------------------------------------ -------------
                      Four          Nine      Thirteen     Thirteen
                      weeks         weeks       weeks       weeks
                      ended         ended       ended       ended
(dollars in          Oct. 29,      Oct. 1,     Oct. 29,    Oct. 30,
 millions)             2005          2005        2005        2004
                    ----------- ------------- ---------- -------------
                    (Successor) (Predecessor) (Combined) (Predecessor)
REVENUES:
  Specialty Retail
   Stores           $    262.4  $      544.9  $   807.3  $      736.9
  Direct Marketing        51.4          87.5      138.9         139.8
  Other (1)               11.0          19.2       30.2          31.2
                    ----------- ------------- ---------- -------------
       Total        $    324.8  $      651.6  $   976.4  $      907.9
                    =========== ============= ========== =============

OPERATING EARNINGS:
   Specialty Retail
    Stores          $     44.1  $       91.4  $   135.4  $      120.2
   Direct Marketing        6.4           8.2       14.7          11.3
   Other (1)               1.2          (2.0)      (0.8)          2.9
   Corporate
    expenses              (3.2)         (5.8)      (9.0)         (9.2)
                    ----------- ------------- ---------- -------------
      ADJUSTED
       OPERATING
       EARNINGS     $     48.5  $       91.8  $   140.3  $      125.2
   Amortization of
    customer lists        (3.4)            -       (3.4)            -
   Amortization of
    favorable lease
    commitments           (1.6)            -       (1.6)            -
   Non-cash charges
    related to
    other valuation
    adjustments
    made in
    connection with
    the acquisition       (7.8)            -       (7.8)            -
   Transaction and
    other costs              -         (23.5)     (23.5)            -
   Loss on
    disposition of
    Chef's Catalog           -             -          -         (15.3)
                    ----------- ------------- ---------- -------------
      OPERATING
       EARNINGS     $     35.7  $       68.3  $   104.0  $      109.9
                    =========== ============= ========== =============

(1) Other includes the results of operations of Kate Spade LLC and Gurwitch Products, LLC.

The results of operations have been prepared by comparing the mathematical combination of the Successor and Predecessor periods in the thirteen weeks ended October 29, 2005 to the thirteen weeks ended October 30, 2004. The presentation does not comply with generally accepted accounting principles, but the Company believes that it provides a more meaningful method of comparison.

Adjusted operating earnings represents operating earnings adjusted for amortization of customer lists and favorable lease commitments, purchase accounting adjustments, transaction and other costs and the loss on disposition of Chef's Catalog.

The Neiman Marcus Group, Inc. believes reporting adjusted operating earnings is a more meaningful representation of the Company's on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company's operations. The Neiman Marcus Group, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating earnings is not a recognized term under generally accepted accounting principles (GAAP). Adjusted earnings should be considered in addition to, not as a substitute for, the Company's other measures of financial performance reported in accordance with generally accepted accounting principles. Adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.


                     THE NEIMAN MARCUS GROUP, INC.
                         OTHER OPERATING DATA
                              (UNAUDITED)

OTHER DATA:
                               First Quarter             First Quarter
                                    2006                      2005
                    ------------------------------------ -------------
                      Four          Nine      Thirteen     Thirteen
                      weeks         weeks       weeks       weeks
                      ended         ended       ended       ended
(dollars in          Oct. 29,      Oct. 1,     Oct. 29,    Oct. 30,
 millions)             2005          2005        2005        2004
                    ----------- ------------- ---------- -------------
                    (Successor) (Predecessor) (Combined) (Predecessor)

   Capital
    Expenditures     $      23   $        26   $     49   $        51
   Depreciation             10            20         30            24
   Amortization              5             -          5             -



    CONTACT: The Neiman Marcus Group, Inc., Dallas
             James E. Skinner, 214-743-7625
             or
             Stacie Shirley, 214-757-2967